UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2024

PREAXIA HEALTH CARE PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52365	20-4395271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 24075 Westbrook PO, S1610-37th Street S.W., Calgary, Alberta	T3C 3W2
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (403) 850-4120

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Resignation of Independent Registered Public Accounting Firm.

On October 25, 2024, GreenGrowth CPAs (“GGCPA”) resigned as the Registrant’s independent principal accountant to audit the Registrant’s financial statements. Neither of GGCPA’s audit reports for the past two years contained an adverse opinion, disclaimer of opinion or qualification concerning the Registrant’s financial statements. There have been no disagreements with GGCPA during the Company’s two most recent fiscal years and any subsequent interim period through the date of termination on October 25, 2024.

Pursuant to Item 304(a)(3) of Regulation S-K, the Registrant provided GGCPA with a copy of this Form 8-K, and requested GGCPA to provide a letter addressed to the Commission whether it agrees with the Registrant’s disclosures. The letter received from GGCPA is included as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm.

On October 28, 2024, the Registrant retained the firm of Fruci & Associates II, PLLC (“Fruci”) to serve as its principal independent accountant. At no time during the past two fiscal years or any subsequent period prior to October 28, 2024 did the Registrant consult with Fruci regarding any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K, any "reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K, or the type of audit opinion that might be rendered for the Registrant.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
16.1	Letter of GreenGrowth CPAs, dated October 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREAXIA HEALTH CARE PAYMENT SYSTEMS INC.

Date: October 29, 2024	/s/ Tom Zapatinas
Name: Tom Zapatinas
Title: President/Chief Executive Officer

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